UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2006


                             ADSOUTH PARTNERS, INC.
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             (Exact name of registrant as specified in its charter)


           Nevada                      0-33135                68-0448219
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

     1141 South Rogers Circle, Suite 11, Boca Raton, FL            33487
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          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:     (561) 750-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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 Item 1.01  Entry into a Definitive Material Agreement.

         On May 23, 2006, the Company's Board of Directors approved and executed an amendment to the October 7, 2005 employment agreement with Anton Lee Wingeier, the Company's Chief Financial Officer. Pursuant to the amendment, Mr. Wingeier's employment term was extended to December 31, 2011, his annual salary was increased to $225,000 per year, and he receive a monthly auto allowance of $1,200. In the event Mr. Wingeier is eligible for severance, pursuant to the terms of his agreement, such amount will be the greater of $225,000 or one year's salary. In addition, in exchange for forgoing the bonus provisions of his employment agreement, as set forth prior to this amendment, with the exception to any bonus he may be entitled to resulting from the sale of the products sector, if any, he will be compensated $200,000. Thereafter, any bonus he receives will be at the discretion of the Board of Directors.

Item 2.02  Results of Operations and Financial Condition

         On May 23, 2006, the Company issued a press release reporting the results of operations for the three months ended March 31, 2006.

Item 8.01  Other Events.

         As reported in Note 7 (g) of the Notes to Financial Statement in the registrant's Form 10-QSB for the quarter ended March 31, 2005, on May 9, 2006, Genco Power Solutions, Inc, a majority owned subsidiary of the Company, ("Genco") entered into a loan agreement with a non-affiliated lender which provides for a $2,100,000 loan commitment. The Company used $1,437,000 of the loan proceeds to pay-off principal and interest owed on Genco's existing loans to the lender and its affiliates, $21,000 was paid as a loan commitment fee to the lender and $5,800 was paid for legal fees related to the loan. The loan bears interest at the prime rate plus 7.5%, an effective rate of 15.25% per annum on the date of the loan. Commencing June 8, 2006, Genco is required to make monthly payments of $58,333 plus accrued interest, until June 8, 2007, when the entire unpaid balance is due. If the loan is prepaid prior to December 8, 2006, Genco is required to pay a prepayment penalty equal to 1% of the amount prepaid The loan is guaranteed by Adsouth Partners, Inc. and John P. Acunto, Jr., the Company's principal stockholder, for which he received consideration of $32,500 from Genco. In addition the lender holds a security interest in all of Genco's assets and has a right of first refusal to provide customer financing for the sale of Genco's generator systems. In connection with the loan, the Company issued 100 additional shares, or 10%, of Genco common stock it owned to two individuals who arranged the financing and who have agreed to provide additional consulting services to Genco. Upon issuance of the shares of the common stock of Genco, the Company holds 80% of the authorized and issued shares of common stock of Genco and the two individuals hold 20% of the authorized and issued shares of Genco's common stock. Also, after 12 months, the two individuals have the right to cause the Company to purchase the lender's shares of Genco common stock at a negotiated price of no less than 3.5 times Genco's trailing twelve month's income before interest, depreciation, amortization and income taxes.

Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits

         99.1 Copy of Press Release dated May 23, 2006
         99.2 Copy of Amendment to Employment Contract with Anton Lee Wingeier
         99.3 Loan Agreement between Genco Power Solutions, Inc. and New Valu, Inc.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ADSOUTH PARTNERS, INC.
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                                                 (Registrant)

Date: May 24, 2006                    /s/ Anton Lee Wingeier
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                                      Anton Lee Wingeier
                                      Chief Financial Officer
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